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                                                                    EXHIBIT 99.5


                      INTEGRATED ELECTRICAL SERVICES, INC.

                               OFFER TO EXCHANGE
                                      ITS
               9 3/8% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B
                             FOR ANY AND ALL OF ITS
               9 3/8% SENIOR SUBORDINATED NOTES DUE 2009, SERIES A

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by Integrated Electrical Services, Inc. (the "Company") to exchange the 9 3/8% Senior Subordinated Notes due 2009, Series A (the "Old Notes").

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that (i) the 9 3/8% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") to be acquired pursuant to the Exchange Offer in exchange for the Old Notes designated below are being obtained in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the undersigned nor any other person receiving such Exchange Notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Exchange Notes, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act of 1933 (the "Securities Act"), of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is a "broker" or "dealer" registered under the Securities Exchange Act of 1934 that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Exchange Notes in connection with any resales by it of Exchange Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

YOU ARE HEREBY INSTRUCTED TO TENDER ALL OLD NOTES HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNLESS OTHERWISE INDICATED BELOW.

[ ]  DO NOT TENDER ANY OLD NOTES

[ ]  TENDER OLD NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $____________

SIGNATURE:


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                    NAME OF BENEFICIAL OWNER (PLEASE PRINT)

BY
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                                   SIGNATURE

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                                    ADDRESS

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                         AREA CODE AND TELEPHONE NUMBER

DATED:                              , 1999